UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2025

Rapid7, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37496	35-2423994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Causeway Street,
Boston,	Massachusetts	02114
(Address of principal executive offices), including zip code
(617) 247-1717
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	RPD	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.
On November 4, 2025, Rapid7, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended September 30, 2025 and the appointment of Rafe Brown as its Chief Financial Officer. The Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information included in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On November 1, 2025, the Board of Directors (the “Board”) of the Company appointed Rafe Brown as the Chief Financial Officer of the Company, effective upon the commencement of Mr. Brown’s employment with the Company, which is expected to be on or about December 1, 2025. In this role, Mr. Brown will also serve as the Company’s principal financial officer, with such appointment to be effective on or about December 1, 2025.

Mr. Brown, age 57, has served as an Operating Partner of Francisco Partners, a technology investment firm, since September 2024. Prior to Francisco Partners, Mr. Brown served as the President and Chief Operating Officer of Mimecast Limited, a global provider of next generation cloud security and risk management services for email and corporate information, from August 2022 to November 2023, and as its Chief Financial Officer from March 2019 to August 2022. Prior to Mimecast, Mr. Brown served as Senior Vice President, Chief Financial Officer and Treasurer of SevOne, Inc., a provider of network and infrastructure management, from December 2015 until March 2019. Before joining SevOne, from September 2013 until November 2015, Mr. Brown was Senior Vice President, Chief Financial Officer and Chief Administrative Officer at Pegasystems, Inc., a publicly traded global business process management software provider. Prior to Pegasystems, Mr. Brown spent nine years at salesforce.com, inc., serving most recently as a Senior Vice President of Finance. Mr. Brown began his public accounting career at Arthur Andersen LLP, followed by PricewaterhouseCoopers LLP. He holds a Master of Accounting from Brigham Young University and a Bachelor of Science in accounting from Southern Utah University. He holds a certified public accounting (CPA) designation.

Mr. Brown does not have a family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings between Mr. Brown and any other person pursuant to which Mr. Brown was selected to serve as the Chief Financial Officer of the Company. There have been no transactions involving Mr. Brown that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In connection with his appointment, it is expected that Mr. Brown will enter into the Company’s standard form of indemnification agreement, the form of which has been filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 10, 2016.

As previously announced in August 2025, Tim Adams, who has served as the Company’s Chief Financial Officer since January 2022, plans to retire from the position of Chief Financial Officer effective upon the commencement of his successor’s employment, which is expected to be on or about December 1, 2025. Thereafter, Mr. Adams will remain with the Company in an advisory capacity during a transition period in order to ensure a smooth and orderly transition of responsibilities.

Offer Letter and Compensatory Arrangements

On November 1, 2025, the Company entered into an offer letter with Mr. Brown (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Brown will report to the Company’s Chief Executive Officer. The Offer Letter does not provide for a specified term of employment and Mr. Brown’s employment will be on an at-will basis. Mr. Brown will receive an annual base salary of $450,000 and will be eligible to receive an annual performance bonus beginning in 2026 provided that he remains employed by the Company through the date such bonus is scheduled to be paid. The target amount of such performance bonus is equal to 75% of Mr. Brown’s annual base salary, and such bonus is to be measured based on objectives mutually agreed between Mr. Brown and the compensation committee of the Board (the “Compensation Committee”) and is subject to the Company’s executive incentive bonus plan then in effect. In addition, Mr. Brown is entitled to receive a one-time sign-on bonus of $250,000, referred to as the Signing Bonus, within 45 days after his start date; provided that, in the event that his employment is terminated for Cause (as defined in the Company’s 2015 Equity Incentive Plan, as amended (the “Equity Plan”)) or he resigns without Good Reason (as defined in the Severance Agreement (as defined below)) at any time during his first year of employment, Mr. Brown will be required to repay a pro-rata portion of the Signing Bonus, subject to certain taxation and withholding obligations. Mr. Brown is also eligible to participate in the Company’s employee benefit plans, as may be maintained by the Company from time to time, on the same terms as other similarly situated employees of the Company. In addition, Mr. Brown will be required to execute the Company’s Confidentiality, Assignment and Non-Solicitation Agreement.

Under the Offer Letter, Mr. Brown is eligible to receive a restricted stock unit award with an approximate grant date value of $7.5 million, with the underlying number of shares of common stock for such award determined using a 30-trading day average closing price through the date of grant, pursuant to the terms and conditions of the Equity Plan and the applicable award agreement thereunder. The award will vest over a three-year period with one-third vesting on December 15, 2026, with quarterly vesting thereafter, subject to Mr. Brown’s continued service on each such vesting date. Mr. Brown will also be eligible to receive a performance-based restricted stock unit award with an approximate grant date value of $2.5 million no later than March 31, 2026, and a supplemental equity award with an approximate grant date value of up to $5.0 million in the first quarter of 2026, in each case, with terms and conditions determined by the Compensation Committee.

In addition, on November 1, 2025, the Company entered into a Severance and Equity Award Vesting Acceleration Letter Agreement (the “Severance Agreement”) with Mr. Brown. Pursuant to the terms of the Severance Agreement, in the case of a termination for a reason other than Cause or other than as a result of death or disability, or resignation for Good Reason (each, a “Qualifying Termination”), Mr. Brown will be entitled to (subject to his execution of a release of claims): (i) continued payment of base salary for six months following termination of employment and (ii) payment of premiums for continued health benefits under COBRA for up to six months.

If the Qualifying Termination occurs within three months prior to or 12 months following a change in control of the Company, then Mr. Brown will be entitled to (subject to his execution of a release of claims): (i) continued payment of base salary for 12 months following termination of employment, (ii) payment of premiums for continued health benefits under COBRA for up to 12 months, (iii) Mr. Brown’s full target performance bonus for the year in which the termination of employment occurs, and (iv) accelerated vesting of all of Mr. Brown’s equity awards then outstanding on such date of termination of employment.

A copy of the Offer Letter and the Severance Agreement are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on a Form 8-K, respectively. The foregoing description of the Offer Letter and the Severance Agreement are a summary only and are qualified in their entirety by the full text of the Offer Letter and the Severance Agreement, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

10.1*	Offer Letter, dated as of November 1, 2025, by and between Rapid7, Inc. and Rafe Brown.
10.2*	Severance and Equity Award Vesting Acceleration Letter Agreement, dated as of November 1, 2025, by and between Rapid7, Inc. and Rafe Brown.
99.1*	Press Release, dated as of November 4, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapid7, Inc.

Dated: November 4, 2025	By:	/s/ Tim Adams
Tim Adams
Chief Financial Officer